SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (As permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

REPUBLIC COMPANIES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notice of Annual Meeting and Proxy Statement

Annual Meeting of Stockholders

Wednesday, May 17, 2006

April 12, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Republic Companies Group, Inc. (the “Company”) to be held on Wednesday, May 17, 2006, at 9:00 a.m., local time, at The Waldorf-Astoria hotel, 301 Park Avenue, New York, New York 10022. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a form of Proxy for use in voting at the meeting and an Annual Report for the Company.

At the Annual Meeting, you will be asked (1) to elect seven directors of the Company, (2) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, and (3) to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, please complete, sign, date and return the enclosed Proxy, or grant your proxy by telephone or over the internet, as described on the enclosed Proxy, as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

Bruce W. Schnitzer

Chairman of the Board

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed Proxy, or to grant your Proxy by telephone or over the internet, as described on the enclosed Proxy, as promptly as possible. Returning your Proxy or granting your proxy by telephone or over the internet will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the Proxy or has granted his or her proxy by telephone or over the internet.

5525 LBJ Freeway	•	Dallas, Texas 75240-6241	•	www.RepublicGroup.com	•	“Insuring the Future Since 1903” SM

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2006

PLEASE TAKE NOTICE THAT the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Republic Companies Group, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 17, 2006, at 9:00 a.m., local time, at The Waldorf-Astoria hotel, 301 Park Avenue, New York, New York 10022 to consider and vote on the following matters:

(1)	Election of seven directors of the Company to serve until the Annual Meeting of the Company’s stockholders in 2007 and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal from office;
(2)	Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006; and
(3)	Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

These matters are more fully discussed in the attached Proxy Statement.

The close of business at 5:00 p.m., Eastern standard time, on March 24, 2006 (the “Record Date”), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at 5525 LBJ Freeway, Dallas, Texas 75240, and also at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy, or grant your proxy by telephone or over the internet, as described on the enclosed Proxy, as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of the Board of Directors,

Michael E. Ditto, Esq.

Secretary

Dallas, Texas

April 12, 2006

5525 LBJ Freeway	•	Dallas, Texas 75240-6241	•	www.RepublicGroup.com	•	“Insuring the Future Since 1903” SM

Republic Companies Group, Inc.

5525 LBJ Freeway

Dallas, Texas 75240-6241

(972) 788-6000

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The Board of Directors (the “Board of Directors”) of Republic Companies Group, Inc. (the “Company”) requests your proxy for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 17, 2006, at 9:00 a.m., local time, at The Waldorf-Astoria hotel, 301 Park Avenue, New York, New York 10022 and at any adjournments or postponements thereof. By signing and returning the enclosed Proxy, or granting your proxy by telephone or over the internet, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the form of Proxy were first mailed to stockholders of the Company on or about April 12, 2006.

This solicitation of proxies is made by the Board of Directors of the Company and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, electronic mail, telegram or other forms of wire or facsimile communication. No additional compensation will be paid to such persons for their services. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of common stock which those persons hold of record. The costs of the solicitation will be paid by the Company. We currently estimate that this reimbursement will cost us more than $1,000.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy or have granted your proxy by telephone or over the internet. You may revoke your proxy, whether granted by telephone, over the internet or by returning the enclosed Proxy, at any time before it is exercised at the Annual Meeting by (1) signing and submitting a later-dated proxy to the Secretary of the Company, (2) delivering written notice of revocation of the proxy to the Secretary of the Company, or (3) voting in person at the Annual Meeting. In the absence of any such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting. In addition, if you granted your proxy by telephone or over the internet, you may revoke such grant by resubmitting your proxy by telephone or over the internet at any time prior to 11:59 p.m., Eastern daylight time, on May 16, 2006. In the absence of any such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

The only outstanding voting securities of the Company are shares of common stock. As of the close of business on the Record Date, there were 14,085,517 shares of common stock outstanding and entitled to be voted at the Annual Meeting.

Each outstanding share of common stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of common stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. If a quorum shall not be present, in person or by proxy, at the Annual Meeting, or any adjournment thereof, the chairman of the meeting or the holders of a majority of the common stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the Proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears to the persons named on the Proxies that sufficient proxies will not be received. Abstentions and broker non–votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item from a beneficial owner for which it holds shares in street name.

PROPOSAL ONE—ELECTION OF DIRECTORS

At the recommendations of the Governance and Nominating Committee, the Board of Directors has designated Bruce W. Schnitzer, Scott L. Bok, Patrick K. McGee, Robert H. Sheridan, III, John L. Ware, Robert H. Kullas, and Parker W. Rush as nominees for election as directors of the Company at the Annual Meeting (each, a “Nominee”). All of the Nominees currently serve as directors. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of the Company’s Stockholders in 2007 and until his successor is duly elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see “Directors.”

The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve prior to the election, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company’s directors will be reduced.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of each of the Nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of each of the Nominees.

PROPOSAL TWO—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On February 14, 2006, the Audit Committee of the Board of Directors selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2006. The Company expects that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

The Audit Committee has the responsibility for selecting the Company’s independent registered public accounting firm, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of KPMG as the Company’s independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee of the Board of Directors will consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of KPMG as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.

Required Vote and Recommendation

Ratification of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2006 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention will be included in the number of shares voting and therefore will have the same legal effect as a vote against the proposal, and a broker non-vote will not be included in the number of shares voting and therefore will have no effect on the outcome of the vote. Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the ratification of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

DIRECTORS

The following table sets forth certain information regarding the Nominees of the Company:

Name of Nominee	Age	Title	Director’s Term Ending (if elected)
Bruce W. Schnitzer	61	Chairman of the Board of Directors	2007
Parker W. Rush	46	Director; President and Chief Executive Officer	2007
Scott L. Bok	46	Director	2007
Robert H. Sheridan, III	43	Director	2007
John L. Ware	58	Director	2007
Patrick K. McGee	42	Director	2007
Robert H. Kullas	61	Director	2007

Bruce W. Schnitzer

Mr. Schnitzer has served as a member of our Board of Directors since December 2002 and as Chairman since September 2003. In addition, Mr. Schnitzer served as our President and Chief Executive Officer from September 2003 until December 2003, when we hired Mr. Rush. Since March 1985, Mr. Schnitzer has been a private equity investor and, since November 1987, he has served as Chairman and Managing Director of Wand Partners, Inc., a New York-based private equity firm that specializes in insurance. Prior to that time, he was employed by Marsh & McLennan Companies, Inc., where he served as President and Chief Executive Officer of Marsh & McLennan, Inc. from January 1983 until February 1985 and as Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc. from February 1977 until December 1982. Mr. Schnitzer has also served as a director of Seguros Atlas, S.A. since March 2004, American Independent Companies, Inc. since December 2003, Personal Service Insurance Company since December 2004, American Independent Insurance Company since December 2004 and Menasha Corporation since December 1974.

Parker W. Rush

Mr. Rush has served as our President and Chief Executive Officer and as a member of our Board of Directors since December 1, 2003. Since March 2004, Mr. Rush has served as a director of Seguros Atlas, S.A. and since December 2004, Mr. Rush has served as a director of Personal Service Insurance Company and American Independent Insurance Company. Prior to his employment with The Republic Group, Mr. Rush served as a Senior Vice President and Managing Director in charge of the Southern U.S. and in various other capacities at The Chubb Group of Insurance Companies since February 1980.

Scott L. Bok

Mr. Bok has served as a member of our Board of Directors since August 2003. Mr. Bok has served as Co-President of Greenhill & Co., Inc. (“Greenhill”) since January 2004. From 2001 until March 2004, Mr. Bok was a member of a two-person administrative committee responsible for managing Greenhill’s operations. Mr. Bok joined Greenhill as a Managing Director in February 1997. Mr. Bok has also served on the investment committee of Greenhill Capital Partners since its formation in 2000. Prior to joining Greenhill, Mr. Bok served as a Managing Director in the Mergers, Acquisitions and Restructuring Department of Morgan Stanley & Co., where he worked from 1986 until 1997. From 1984 to 1986, Mr. Bok practiced law with Wachtell, Lipton, Rosen & Katz. Mr. Bok also serves as a director of Greenhill, Heartland Payment Systems and various private companies.

Robert H. Sheridan, III

Mr. Sheridan has served as a member of our Board of Directors since August 2003. Mr. Sheridan serves as a Managing Director of Banc of America Capital Investors, the principal investment group within Bank of America Corporation, and is a Partner of Banc of America Capital Investors SBIC, L.P. He has worked with Bank of America or its predecessors since 1989. Mr. Sheridan has served as a director of Cumulus Media, Inc. since June 1998 and serves as a director of several portfolio companies of Banc of America Capital Investors SBIC, L.P.

John L. Ware

Mr. Ware has served as a member of our Board of Directors since August 2003. In addition, Mr. Ware is the President and Chief Executive Officer of 21st Century Group, LLC, a company he co-founded in 1998. He is on the Board of Directors of Innovative Creative Packaging Solutions, SirsiDynix, Inc. and URBan Radio Broadcasting. Mr. Ware currently serves as the Chairman of the Board of Conley Lott Nichols, Paris Packaging, Inc. and Integrity Packaging, Inc.

Patrick K. McGee

Mr. McGee has served as a member of our Board of Directors since August 2003. Mr. McGee is a co-founder and member of Brazos Private Equity Partners, LLC, a Dallas-based private equity firm, and has worked with Brazos since 1999. Mr. McGee serves as a director of various Brazos portfolio companies.

Robert H. Kullas

Mr. Kullas has served as a member of the Board of Directors since August 2005. Mr. Kullas has been a private investor since August 1999. From January 1994 to August 1999, he was employed by Executive Risk Inc., a group of companies that focused primarily on specialty insurance lines, in various capacities, including President and Chief Operating Officer and Chairman of the Board of Directors. Prior to joining Executive Risk Inc., he was employed by Aetna Life & Casualty, where he served in various capacities, including his last position as Vice President-Finance and Treasurer from 1991 to 1993.

Director Compensation

Directors who are also our employees and non-employee directors appointed prior to our initial public offering do not receive compensation for their services as Directors. Any non-employee Director first elected or appointed subsequent to the Company’s initial public offering (a “New Post-IPO Non-Employee Director”) receives an initial grant of shares of our common stock valued at $50,000 on the date of such grant. In addition, New Post-IPO Non-Employee Directors receive annual compensation for their services as Directors in the form of $20,000 cash and a grant of shares of restricted common stock valued at $25,000 on the date of such grant. Mr. Kullas was appointed to the Board of Directors subsequent to the Company’s initial public offering in 2005 and received the initial stock grants in 2006. As a result, the stock grants were adjusted upward to reflect their then current value as of the actual grant date. New Post-IPO Non-Employee Directors are also entitled to a $2,000 fee for attendance of board meetings in person and a $1,000 fee for attendance of board meetings by telephonic means. Any New Post-IPO Non-Employee Directors who serve as members of a committee are entitled to a $1,000 fee for attendance of committee meetings in person and a $500 fee for attendance of such meetings by telephonic means, unless the committee meetings are held on the same day as a board meeting, in which case the New Post-IPO Non-Employee Directors will be entitled only to the fee for attendance of the board meeting. In addition to fees for attendance of committee meetings, New Post-IPO Non-Employee Directors who serve as members of the Audit Committee (other than the Chairman of the Audit Committee) are entitled to an annual fee for their services on such committee in the amount of $5,000. Any New Post-IPO Non-Employee Director who serves as Chairman of the Audit Committee is entitled to an annual fee for services on that committee in the amount of $15,000. All Directors are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at these meetings. We sponsor a deferred compensation plan to provide a means for our Directors to elect to defer a portion of their board compensation. Annual compensation and fees earned in 2005 in accordance with the compensation provisions stated above resulted in compensation to New Post-IPO Non-Employee Director Robert H. Kullas of cash in the amount of $24,000. In 2006, Mr. Kullas was granted a stock award for 3,652 shares of common stock and a deferred election of a payment in our restricted common stock deemed to be a restricted phantom investment in Mr. Kullas’ Stock Account under the Director DCP (as defined below) of 1,818 shares of common stock. The phantom shares vest upon completion of Mr. Kullas’ current term on May 17, 2006 and are payable in common stock at the end of the deferral period and track the performance of the Company’s common stock with credits for reinvested dividends. Such shares are not owned by Mr. Kullas and may not be voted or transferred by him until they are released pursuant to the provisions of the Director DCP and the participant’s deferral election.

Deferred Compensation Plan for Directors

Effective August 1, 2005, we adopted our Deferred Compensation Plan for Directors (the “Director DCP”). All members of the Board are eligible to participate in the Director DCP. The Director DCP enables members of the Board to defer any payment (including a payment in our common stock) due to a director and declared by the Board, by making a deferral election. Amounts otherwise payable in cash and deferred under the Director DCP will be deemed to be invested at a fixed rate of return and will be distributed as elected by the director in cash. Payments in our common stock deferred under the Director DCP will be deemed to be invested in our common stock and distributed as elected by the director in common stock. Common stock distributed pursuant to the Director DCP will be issued pursuant to our 2005 Equity-Based Compensation Plan. Although participants are 100% vested in their deferrals of cash, deferrals of common stock will be subject to the same vesting schedule to which the award of common stock is subject. The Director DCP is administered by our Compensation Committee. Benefits under the Director DCP consist of a mere promise by us to make payments in accordance with the terms of the Director DCP and participants and beneficiaries have the status of unsecured creditors.

Term of Office

The Company’s Amended and Restated Bylaws provide that the Directors of the Company shall be elected at an Annual Meeting of stockholders. Directors serve for terms of one year each.

MEETINGS AND COMMITTEES OF DIRECTORS

Board of Directors

The Company’s Board of Directors had 11 meetings during the Company’s fiscal year ended December 31, 2005. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Investment Committee. Members of each of the Committees were appointed by the Board of Directors. Going forward, members of each of the Committees will be appointed by the Board of Directors, after considering the recommendation of the Governance and Nominating Committee. Mr. McGee attended fewer than 75% of the aggregate of all meetings held by the Board of Directors and all meetings of committees of the Board of Directors on which he served during 2005. The Company’s policy is to encourage members of the Board of Directors to attend the Annual Meeting. All members of the Board of Directors, with the exception of Mr. Kullas (who did not then serve on the Board of Directors), attended the 2005 Annual Meeting of Stockholders.

Audit Committee

The current members of the Audit Committee are Messrs. Kullas (Chairman), McGee and Ware. The Audit Committee assists the Board of Directors by reviewing: (1) the integrity of GAAP financial reports and other GAAP financial information provided by the Company to any governmental body, stockholders or the public; (2) the Company’s systems of internal controls regarding finance and accounting that management and the Board have established; (3) the Company’s auditing, accounting and financial reporting processes generally; (4) the Company’s approach to business ethics and compliance with legal and regulatory requirements and the implementation of required procedures; (5) the independent auditors’ qualifications, independence and performance; (6) the performance of the Company’s internal audit function and independent auditors; (7) the level of communication among the independent auditors, financial and senior management, the internal auditing department and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee; and (8) the Audit Committee report to be included in the Company’s annual proxy statement or annual report on Form 10-K. In addition, the Audit Committee reviews certain related party transactions. The roles and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which is attached hereto as Appendix A, and is available on the Company’s website at www.RepublicGroup.com (click on Corporate Governance under Investor Relations, then on Board Committees) and in print upon request by any stockholder. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter annually and recommends any proposed changes to the Board of Directors for approval. The Board of Directors has determined that Messrs. Kullas, McGee and Ware meet the independence requirements of the NASDAQ Stock Market, Inc. (“NASDAQ”) Marketplace Rules and that each of them has the ability to read and understand financial statements as required by the NASDAQ Marketplace Rules. The Board of Directors has determined that Mr. Kullas satisfies the requirements of the Securities and Exchange Commission (the “Commission”) for an “audit committee financial expert” and has designated Mr. Kullas as the Company’s audit committee financial expert. As the Audit Committee’s designated audit committee financial expert, Mr. Kullas also meets the requirement of the NASDAQ Marketplace Rules that one member of the Audit Committee have accounting or related financial management expertise. The Audit Committee had 5 meetings during the Company’s fiscal year ended December 31, 2005.

Compensation Committee

The current members of the Compensation Committee are Messrs. Bok (Chairman), Kullas and McGee. The Compensation Committee (1) reviews, evaluates and approves the Company’s agreements, plans, policies and programs relating to director and officer compensation and benefit plans (including the review and administration of our equity-based compensation plan); (2) produces a report of executive compensation each year and publishes the report in the Company’s proxy statement for its Annual Meeting of Stockholders and, if desired or necessary, in the Company’s Annual Report on Form 10-K; and (3) otherwise discharges the Board’s responsibilities relating to compensation of the Company’s directors and officers. The Board of Directors has determined that each of Messrs. Kullas, Bok and McGee meet the independence requirements of the NASDAQ Marketplace Rules. The Compensation Committee had 2 meetings during the Company’s fiscal year ended December 31, 2005. The Compensation Committee has a written charter that is available on the Company’s website at www.RepublicGroup.com (click on Corporate Governance under Investor Relations, then on Board Committees) and in print upon request by any stockholder. For additional information see “Compensation Committee Report on Executive Compensation.”

Governance and Nominating Committee

The current members of the Governance and Nominating Committee are Messrs. McGee (Chairman), Bok and Ware. The Governance and Nominating Committee is charged with (1) receiving and evaluating from all sources, including stockholders of the Company, the names and qualifications of potential director candidates; (2) identifying individuals qualified to become Board members consistent with criteria set by the Board and recommending to the Board the director nominees for the next Annual Meeting of Stockholders and candidates to fill vacancies in the Board; (3) recommending to the Board annually the directors to be appointed to Board Committees; (4) developing and recommending to the Board a set of governance guidelines for the Board and the Company; (5) monitoring and evaluating annually how effectively the Board and the Company have implemented the policies and principles of the governance guidelines; and (6) overseeing evaluations of the Board and Company management. The Board of Directors has determined that each of Messrs. Bok, McGee and Ware meet the independence requirements of the NASDAQ Marketplace Rules. The Governance and Nominating Committee had no meetings during the Company’s fiscal year ended December 31, 2005 since it was not formed until August 18, 2005. The Governance and Nominating Committee has a written charter that is available on the Company’s website at www.RepublicGroup.com (click on Corporate Governance under Investor Relations, then on Board Committees) and in print upon request by any stockholder.

Investment Committee

The current members of the Investment Committee are Messrs. Bok (Chairman), McGee and Sheridan. The Investment Committee is charged with monitoring, evaluating and directing all of our existing and proposed investments. The Investment Committee had 4 meetings during the Company’s fiscal year ended December 31, 2005.

Stockholder Director Candidate Recommendations

The Governance and Nominating Committee will consider director candidates recommended by stockholders. A stockholder wishing to submit such a recommendation should send a letter addressed to the Governance and Nominating Committee, c/o Corporate Secretary, 5525 LBJ Freeway, Dallas, Texas 75240. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Candidate Recommendation.” The letter must set forth the information specified in the Company’s Amended and Restated Bylaws, which includes among other things (1) as to each nominee for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors and (2) as to the stockholder of record, (A) the name and address, the business address and telephone number and the residence address and telephone number of such stockholder of record and of the beneficial owner, if different, on whose behalf the nomination is made, (B) the class and number of shares of the Company which are beneficially owned and owned of record by such stockholder of record and such beneficial owner, and (C) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination. Candidates for election to the Board of Directors should meet the independence requirements of Section 4200(a)(15) of the NASDAQ Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Candidates should also have relevant business and financial experience, and they must be able to read and have a fundamental understanding of financial statements. Candidates recommended by stockholders are not evaluated differently than candidates recommended by other constituents of the Company. In evaluating director candidates, the Governance and Nominating Committee evaluates all relevant professional and other qualifications as well as the needs of the Company in terms of compliance with the NASDAQ Marketplace Rules and the rules of the Commission. The Chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in accordance with the nomination procedure.

Meetings of Non-Employee Directors and Chairman of the Board of Directors

The Company’s non-employee directors meet in executive sessions without management directors in connection with each regularly scheduled meeting of the Board of Directors. The Company’s non-employee directors met 11 times during the Company’s fiscal year ended December 31, 2005. Mr. Schnitzer has been chosen by the Board of Directors to act as the Chairman and in such capacity he presides at the meetings of non-employee directors. Stockholders wishing to communicate with the Chairman should send a letter addressed to Bruce W. Schnitzer, Chairman of the Board of Directors, c/o Corporate Secretary, 5525 LBJ Freeway, Dallas, Texas 75240. All such communications that are received will be forwarded to Mr. Schnitzer.

Stockholder Communications

Stockholders may communicate with the Board of Directors or any individual director by sending a letter addressed to the Board of Directors or the individual director, c/o Corporate Secretary, 5525 LBJ Freeway, Dallas, Texas 75240. All communications that are received will be forwarded to the Board of Directors or the individual director.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s officers, directors and employees, including its CEO, CFO, its principal accounting officer, its controller and persons performing similar functions (the “principal financial officers”) as well as a Code of Ethics for CEO and Senior Financial Officers that applies specifically to the principal financial officers (collectively, the “Code of Ethics”). Copies of the Company’s Code of Ethics are posted on the Company’s Internet website at www.RepublicGroup.com (click on Corporate Governance under Investor Relations, then on Governance Documents), and the Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of its Code of Ethics with respect to its principal financial officers by posting such information on this Internet website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document. A copy of the Company’s Code of Ethics is available in print upon request by any stockholder.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company and certain of its subsidiaries:

Name	Age	Title
Parker W. Rush	46	Chief Executive Officer and President; Director
Martin B. Cummings	50	Vice President and Chief Financial Officer
Michael E. Ditto	62	Vice President, General Counsel and Secretary
James G. Drawert	65	Chief Underwriting Officer, Republic Underwriters Insurance Company
Robert S. Howey	50	Chief Marketing Officer, Republic Underwriters Insurance Company

The executive officers named above were elected by the Board of Directors to serve in such capacities until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal from office. Biographical information on Mr. Rush is set forth previously in this Proxy Statement. See “Directors.”

Martin B. Cummings

Mr. Cummings has served as our Vice President since January 2001. In addition, Mr. Cummings has served as our Chief Financial Officer since March 2000. Mr. Cummings previously served as our Assistant Vice President from November 1993 until December 2000. Since March 2004, Mr. Cummings has served as a director of Seguros Atlas, S.A. Prior to his employment with The Republic Group, Mr. Cummings served as a tax manager with the public accounting firm of KPMG Peat Marwick. Mr. Cummings is a certified public accountant licensed in the State of Texas.

Michael E. Ditto

Mr. Ditto has served as our Vice President and Secretary since January 1992. In addition, Mr. Ditto has served as our General Counsel since March 1989. Since October 1994, Mr. Ditto has served as a director of Seguros Atlas, S.A. Prior to his employment with The Republic Group, Mr. Ditto served as Vice President and Secretary of Allied Finance Company. Mr. Ditto is a member of the State Bar of Texas.

James G. Drawert

Mr. Drawert has served as our Vice President since September 2003. In addition, Mr. Drawert has served as our Chief Underwriting Officer since March 2004. Prior to his employment with The Republic Group, Mr. Drawert served as Chairman and Chief Executive Officer of Millers American Group from July 2000 to March 2003. Prior to his tenure at Millers American Group, Mr. Drawert served as an Executive Vice President of CNA Insurance from June 1994 to July 2000.

Robert S. Howey

Mr. Howey has served as our Vice President and Chief Marketing Officer since April 2004. Prior to his employment with The Republic Group, Mr. Howey served as Senior Vice President of Quanta U.S. Holdings from October 2003 until April 2004. In addition, Mr. Howey served as Managing Director of Swiss Re from April 1997 until October 2003.

EXECUTIVE COMPENSATION

The following table sets forth certain information for the years ended December 31, 2003, 2004 and 2005, concerning the cash and non-cash compensation earned by, or awarded to, all individuals serving as the Chief Executive Officer of the Company during the 2005 fiscal year and each of the other four most highly compensated executive officers of the Company whose annual salary and bonus for the year ended December 31, 2005 exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation							Long-Term Compensation			All Other Compensation ($) (4)
		Salary ($) (1)		Bonus ($) (1)		Other Annual Compensation ($) (1)			Restricted Stock Awards ($) (2)		Securities Underlying Options / SARs (#) (3)
Parker W. Rush President and Chief Executive Officer	2005 2004 2003	$ $ $	280,000 280,000 23,333	$ $ $	260,820 270,000 150,000		— — —		$ $	0 300 —	105,925 42,482 —	$ $	21,103 28,448 —	(8)

Martin B. Cummings Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	195,625 183,631 152,129	$ $ $	123,750 160,000 107,840	$	— — 38,555	(5)	$ $	0 92 —	5,500 — —	$ $ $	12,929 17,963 8,712	(9)

Michael E. Ditto Vice President, General Counsel and Secretary	2005 2004 2003	$ $ $	180,162 180,162 180,162	$ $ $	111,000 120,000 91,704	$	— — 46,838	(6)	$ $	0 50	5,500 — —	$ $ $	18,120 32,141 10,569	(10)

James G. Drawert Chief Underwriting Officer, Republic Underwriters Insurance Company	2005 2004 2003	$ $ $	180,000 180,000 60,000	$ $ $	90,000 90,000 15,000		— — —		$ $	0 100 —	— — —	$ $ $	9,683 8,406 297	(11)

Robert S. Howey Chief Marketing Officer, Republic Underwriters Insurance Company	2005 2004 2003	$ $	180,000 123,462 —	$ $	111,000 140,000 —		$212 — —	(7)	$ $	0 30 —	56,494 16,989 —	$ $	4,836 4,693 —	(12)

(1)	Represents compensation received from Republic Underwriters Insurance Company, our principal operating subsidiary.

(2)	Includes 7,601, 3,607, 3,235, 2,623 and 3,235 shares of restricted stock which includes Stock Premiums, described below in Incentive Bonus Plan under Executive Compensation, granted to Messrs. Rush, Cummings, Ditto, Drawert and Howey, respectively, on February 15, 2006 as the stock components of their Incentive Bonus Awards for 2005 performance. The values provided for these awards are calculated on the closing market price of the restricted stock on the date of grant. All of the stock awards vest over a period of 3 years, with annual periodic vesting. The holder of each restricted stock award is entitled to receive dividends payable with respect to those shares. If the awards had vested as of December 31, 2005, the value of the awards would have been $117,663, $55,836, $50,078, $40,604 and $50,078, respectively.

Also, includes 165,000, 50,600, 27,500, 55,000 and 16,500 shares of restricted stock granted to Messrs. Rush, Cummings, Ditto, Drawert and Howey, respectively, on May 14, 2004. As of December 31, 2005, the value of these awards were $2,554,200, $783,288, $425,700, $851,400 and $255,420, respectively. The stock awards for Mr. Rush vest over a period of 3 years, with annual periodic vesting; all others vest over a period of 5 years, with annual periodic vesting. The holder of each restricted stock award is entitled to receive dividends payable with respect to those shares.

(3)	The options of Messrs. Rush and Howey represent performance based options granted in 2006 for 2005 performance and in 2005 for 2004 performance pursuant to their respective employment agreements. The options are included in the year of related performance. The options of Messrs. Cummings and Ditto represent incentive stock option awards granted in 2005 pursuant to the Equity-Based Compensation Plan.

(4)	For 2005, these amounts represent matching contributions under the Company’s 401(k) plan, matching contributions under the non-qualified retirement plan, contributions to the defined-contribution retirement plan, matching contributions under the deferred bonus plan, premiums for supplemental long-term disability insurance and imputed income from term life insurance.

(5)	Includes $3,810 representing country club membership dues and $34,744 representing company automobile program.

(6)	Includes $3,810 representing country club membership dues and $43,027 representing company automobile program.

(7)	Includes $212 representing company automobile program.
(8)	Includes $5,950 of matching contributions to the 401(k) plan, $700 of matching contributions to the non-qualified retirement plan, $3,500 of contributions to the defined-contribution retirement plan, $7,825 of matching contributions to the deferred bonus plan, $2,858 for long-term disability premiums and $270 for term life insurance premiums.

(9)	Includes $5,369 of matching contributions to the 401(k) plan, $2,313 of contributions to the defined-contribution retirement plan, $3,713 of matching contributions to the deferred bonus plan, $1,120 for long-term disability premiums and $414 for term life insurance premiums.

(10)	Includes $5,405 of matching contributions to the 401(k) plan, $4,040 of matching contributions to the non-qualified retirement plan, $2,716 of contributions to the defined-contribution retirement plan, $3,330 of matching contributions to the deferred bonus plan, $1,441 for long-term disability premiums and $1,188 for term life insurance premiums.

(11)	Includes $4,725 of matching contributions to the 401(k) plan, $2,250 of contributions to the defined-contribution retirement plan, $1,520 for long-term disability premiums and $1,188 for term life insurance premiums.

(12)	Includes $3,330 of matching contributions to the deferred bonus plan, $1,092 for long-term disability premiums and $414 for term life insurance premiums.

Option Grants in the Last Fiscal Year

The following table sets forth the grants of stock options made during the year ended December 31, 2005:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($) (4)
	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Base Price ($/ Share) (3)	Expiration Date
Name					5%	10%
P. Rush	41,624	40.77%	10.00	3/18/2015	$261,771	$663,379
	858	0.84%	10.00	7/14/2015	5,396	13,674
M. Cummings	5,500	5.39%	14.13	8/8/2015	48,875	123,858
M. Ditto	5,500	5.39%	14.13	8/8/2015	48,875	123,858
R. Howey	16,500	16.16%	10.00	3/18/2015	103,768	262,968
	489	0.48%	10.00	7/14/2015	3,075	7,793
J. Drawert	—	—	—	—	—	—

(1)	Mr. Rush’s options vest in three years, with annual periodic vesting. All other options vest over a five year period, with annual periodic vesting. Each of the options has an exercise price equal to 100% of the fair market value of our common stock on the date of grant.

(2)	Based on a total of 102,096 shares subject to options granted to employees under our option plans in 2005.

(3)	The option price for options granted in March and July of 2005 was the estimated fair value at the time, which was before there was a public market for our stock. The exercise price for the options granted in August was based on the closing market price on the date of grant.

(4)	In accordance with SEC rules, these columns show gains that could accrue for the respective options, assuming that the market price of our common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. For example, the options that were granted to Mr. Rush would produce a pre-tax-gain of $677,053 only if the Company’s stock price appreciates by 10% per year for the next 10 years (i.e., increases from $10.00 to $25.94 per share before Mr. Rush exercises his options). Such an increase in share price of 159% would result in a significant increase in the Company’s aggregate market capitalization. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#) (1)		Value of Unexercised In-the Money Options at December 31, 2005 ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
P. Rush	—	—	—	42,482	—	$232,801
M. Cummings	—	—	—	5,500	—	7,425
M. Ditto	—	—	—	5,500	—	7,425
R. Howey	—	—	—	16,989	—	93,100
J. Drawert	—	—	—	—	—	—

(1)	These amounts represent the total number of shares subject to stock options held by the Named Executive Officers at December 31, 2005. These options were granted on various dates during 2005. No options were granted prior to 2005. Unexercisable options are those that are not yet vested.

(2)	These amounts represent the difference between the exercise price of the stock options and $15.48—the price of our common stock on December 30, 2005 (the last day of trading for the calendar year ended December 31, 2005) for all in-the-money options held by the Named Executive Officers. The in-the-money stock option exercise prices range from $10.00 to $14.13. These stock options were granted at the market price of the stock on the grant date.

Pension Plan

Prior to January 1, 2004, certain employees of the Company who satisfied minimum age and service requirements were eligible to participate in the Company’s Pension Plan.

Under the Pension Plan, upon normal (age 65) retirement, employees are entitled to a single life annuity that provides annual payments equal to the sum of 1.0% of the first $6,000 of Covered Compensation (defined below) and 1.5% of the Covered Compensation in excess of $6,000, multiplied by the participant’s total credited years of service.

The Internal Revenue Code of 1986 (the “Code”) limits the benefits that may be payable from the assets of the Pension Plan and the amount of compensation that may be taken into account in computing a participant’s accrued benefits under the Pension Plan. As a result, we adopted the Pension Restoration Plan, effective January 1, 1995, which provides for additional benefits to be paid to specified executives of those amounts that would otherwise be provided under the Pension Plan but for the limitations of the Code that were incorporated into the terms of the Pension Plan.

The Pension Plan and the Pension Restoration Plan were frozen effective as of December 31, 2003 (the “Freeze Date”). As a result, as of the Freeze Date, benefits ceased to accrue under the Pension Plan and the Pension Restoration Plan, and all accrued benefits as of the Freeze Date became vested and nonforfeitable.

The following table sets forth the estimated annual benefits payable from the Company’s Pension Plan and Pension Restoration Plan upon normal retirement on or after age 65, in the form of a single life annuity, to persons in the specified Covered Compensation and years of credited service classifications:

Pension Plan Table

Covered Compensation	Years of Credited Service
	15	20	25	30
$125,000	$27,675	$36,900	$46,125	$55,350
$150,000	$33,300	$44,400	$55,500	$66,600
$175,000	$38,925	$51,900	$64,875	$77,850
$200,000	$44,550	$59,400	$74,250	$89,100
$225,000	$50,175	$66,900	$83,625	$100,350

The compensation covered by the Pension Plan and Pension Restoration Plan is the monthly average of a participant’s highest-compensated consecutive 36-month period occurring during the 120 completed consecutive months immediately preceding the Freeze Date, multiplied by 12 (the “Covered Compensation”). As of the Freeze Date, the Covered Compensation for Messrs. Rush, Cummings, Ditto, Drawert and Howey were $0, $147,472, $176,197, $0 and $0, respectively. As of the Freeze Date, Messrs. Rush, Cummings, Ditto, Drawert and Howey were credited with 0, 14.208, 26.721, 0 and 0 years of credited service, respectively. The aggregate annual benefit payable under the Pension Plan and the Pension Restoration Plan to Messrs. Rush, Cummings, Ditto, Drawert and Howey is $0, $49,002, $99,486, $0 and $0, respectively.

Stock Plan

We adopted the Republic Companies Group, Inc. Stock Plan (the “Stock Plan”) effective as of May 1, 2004. The purposes of the Stock Plan are to promote our success and enhance our value by providing our employees, officers, directors, consultants and insurance and other agents with an incentive for outstanding performance. The Stock Plan also provides us with flexibility in our efforts to motivate, attract, and retain the services of the most qualified persons. The aggregate number of shares of the Company’s common stock issued and issuable under the Stock Plan may not exceed 693,000. The number of vested and unvested restricted stock awards for shares outstanding under the Stock Plan as of March 15, 2006, was 156,970 and 286,880, respectively. Through March 15, 2006, there were outstanding vested and unvested options to acquire an aggregate of 58,124 shares of common stock that will count against the shares available under the Stock Plan. The exercise price for such stock options is $10.00. Shares relating to forfeited awards and shares returned in connection with the exercise of awards will be added to the issuable stock total for purposes of this share limitation. Any shares issued pursuant to awards granted on or after July 12, 2005 under the Stock Plan shall count against the shares available under the 2005 Equity-Based Compensation Plan. Our Compensation Committee determines the terms and conditions of any option granted under the Stock Plan and has the discretion to determine the vesting schedule applicable to any option granted under the Stock Plan. While our Compensation Committee determines the exercise price of options granted under the Stock Plan, the exercise price of any incentive stock option cannot be less than 100% of the fair market value of our common stock on the date of grant of the option. Our Compensation Committee also determines the terms and conditions of awards of restricted stock and restricted stock units granted under the Stock Plan. Individuals holding shares of restricted stock granted under the Stock Plan will have full voting rights and may receive cash dividends with respect to such shares, but there are no voting rights with respect to restricted stock units. The Compensation Committee has the discretion to determine the vesting schedule applicable to any award of restricted stock and restricted stock unit granted under the Stock Plan.

Incentive Bonus Plan

We adopted the Republic Underwriters Insurance Company Incentive Bonus Plan (the “Bonus Plan”) effective as of January 1, 2005. The purpose of the Bonus Plan is to promote excellent performance and results by rewarding the teamwork and efforts of our officers and employees who contribute to our success. The Bonus Plan also provides us with flexibility in our efforts to motivate, attract and retain the services of the most qualified persons. In general, the Bonus Plan provides that officers and employees at or above a specified job grade are eligible to participate in the plan. In addition, the Bonus Plan provides our president with broad discretion to: (1) allow additional employees to participate; (2) award prorated bonuses; and (3) adjust the bonuses awarded to an otherwise eligible employee who dies, retires, terminates employment or becomes ineligible to participate. Awards under the Bonus Plan are based upon target returns on equity and target combined ratios established annually by the Board for each of our principal business units. In addition to setting “target” performance levels, the Board establishes “unacceptable,” “threshold” and “stretch” performance levels. Bonus payments under the Bonus Plan are payable after year-end results are available. Bonuses may be paid, in the sole discretion of our president, in either (x) cash, or (y) 75% in cash and 25% in the form of a restricted stock award. In the event 25% of a bonus is paid in the form of a restricted stock award, the bonus recipient will also receive a supplemental restricted stock award equal to 33  1/3% of the restricted stock component of the bonus (the “Stock Premium”). All restricted stock and Stock Premiums awarded pursuant to the Bonus Plan will be issued pursuant to our 2005 Equity-Based Compensation Plan and a prerequisite of the grant of the restricted stock award and Stock Premium will be compliance with all the terms and conditions of such plan.

2005 Equity-Based Compensation Plan

We adopted our 2005 Equity-Based Compensation Plan (the “2005 Plan”) effective as of the date immediately prior to the closing of our initial public offering in August 2005. The purposes of the 2005 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 2005 Plan primarily provides for grants of (1) incentive stock options qualified as such under U.S. federal income tax laws, (2) stock options that do not qualify as incentive stock options, (3) stock appreciation rights, (4) restricted stock awards, (5) phantom stock rights, or (6) any combination of such awards. The 2005 Plan, for a period of time following the initial public offering, will qualify for an exception to the rules imposed by Section 162(m) of the Code. Therefore, during such period of time, awards will be exempt from the limitations on the deductibility of compensation that exceeds $1.0 million.

The maximum aggregate number of shares of our common stock that may be reserved and available for delivery in connection with awards under the 2005 Plan is 1,000,000 (after giving effect to the stock split approved by the Board in connection with the Company’s initial public offering). If common stock subject to any award is not issued or transferred, or ceases to be issuable or transferable for any reason, those shares of common stock will again be available for delivery under the 2005 Plan to the extent allowable by law. Through March 15, 2006, there were outstanding vested and unvested options to acquire an aggregate of 206,391 shares of common stock that will count against the shares available under the 2005 Plan. The exercise price for such stock options ranges from $10.00 to $15.25. At March 15, 2006, the Company had previously issued no shares of common stock upon the exercise of stock options under the 2005 Plan. The number of restricted and unrestricted stock awards for shares outstanding under the 2005 Plan as of March 15, 2006 was 69,695; all of the restricted stock awards were unvested as of such date. In addition, there are 1,818 restricted phantom shares of common stock outstanding under the 2005 Plan as of March 15, 2006. Accounting for such previous exercises and the outstanding awards described in this paragraph, at March 15, 2006, the maximum number of shares that may be subject to future awards under the 2005 Plan is 722,096. Our Board of Directors has appointed the Compensation Committee to administer the 2005 Plan pursuant to its terms, except in the event our Board of Directors chooses to take action under the 2005 Plan.

Employee Stock Purchase Plan

The Company maintains the Employee Stock Purchase Plan to encourage employees to become and remain stockholders of the Company and to provide employees an opportunity to do so through payroll deductions. Purchases of Company common stock under the Employee Stock Purchase Plan are intended to qualify under the provisions of Sections 421 and 423 of the Code. All regular full-time or part-time employees of the Company or any of its parent or subsidiary corporations who are employed by the Company or any of its parent or subsidiary corporations for at least 180 days as of the first day of the option period and who are customarily employed at least 20 hours per week and at least 5 months per year are eligible to participate in the Employee Stock Purchase Plan in an amount up to 50% of their annual compensation not to exceed $25,000 worth of common stock in any calendar year, subject to other limitations imposed by Section 423(b) of the Code. Additionally, no employee may purchase stock pursuant to the Employee Stock Purchase Plan if after the purchase the employee would own 5% or more of the voting power or value of all classes of stock of the Company or its parent or subsidiaries. There are typically two six-month offering periods in each calendar year. The date of grant and the date of exercise for the first option period is January 1 and June 30, respectively, and the date of grant and date of exercise for the second option period is July 1 and December 31, respectively. The purchase price per share at which shares of common stock are sold under the Employee Stock Purchase Plan is an amount equal to 85% of the fair market value of common stock either on the date of exercise or the date of grant, whichever amount is lower. At March 15, 2006, approximately 305 employees of the Company and its subsidiaries were eligible to participate in the Employee Stock Purchase Plan. A total of 500,000 shares of common stock are reserved for issuance and may be subject to outstanding awards under the Employee Stock Purchase Plan. Through March 15, 2006, 170 eligible employees of the Company and its subsidiaries were active participants in the Employee Stock Purchase Plan. Through March 15, 2006, no participants had purchased any shares of common stock under the Employee Stock Purchase Plan since the first date of exercise will not be until June 30, 2006.

Employment Agreements

We have entered into employment agreements with the following Named Executive Officers: Messrs. Rush, Cummings, and Howey. Following is a summary of certain material terms of these employment agreements.

Parker W. Rush. Effective as of December 1, 2003, Mr. Rush entered into an employment agreement with our principal insurance subsidiary, Republic Underwriters Insurance Company, that provides that he will serve as our President and Chief Executive Officer. The term of the agreement extends until December 1, 2006, at which time it terminates unless the parties agree to extend the agreement on a month-to-month basis, a new agreement is executed or the agreement is terminated by either party upon 30 days’ written notice. The agreement provides for an annual base salary of $280,000, which is subject to increase by our Board of Directors. Mr. Rush is eligible for an annual performance bonus as determined by our Board of Directors. Mr. Rush may participate in present and future benefit plans and programs that we may provide to other senior executives. If Mr. Rush’s employment is terminated without cause or if he leaves for good reason, he will be entitled to receive his base salary paid in 12 equal monthly installments and (1) his performance bonus for the preceding fiscal year, or (2) a pro-rated portion of the performance bonus for the year in which the termination occurs if such termination occurs after June 30th of any fiscal year. Mr. Rush has entered into a confidentiality agreement to keep secret and treat as confidential all information concerning the Company during the tenure of his employment and thereafter. Mr. Rush also has entered into a non-competition agreement that restricts him from engaging in specified competitive activities and soliciting our employees, customers, suppliers or business relations during his employment and for 12 months following the date of his termination. Upon the consummation of a change in control, Mr. Rush is entitled to immediate vesting of his previously unvested restricted common stock granted under the equity incentive plan. Also, upon the consummation of a change in control if all of the holders of the Company’s preferred stock have received a cash-on-cash internal rate of return of 20.0% or greater, Mr. Rush is entitled to immediate vesting of all of his performance based options granted under the equity incentive plan. The agreement defines a change in control as a change in control of the parent company (the “Parent”) of the Company which shall include the acquisition by any person or group of persons (other than the current investors in the Parent) of control of a majority of the voting common stock of the Parent.

Martin B. Cummings. On May 9, 2003, Mr. Cummings entered into an employment agreement with us that provides that he will serve as our Vice President and Chief Financial Officer. The term of the agreement extends until May 9, 2006, at which time it terminates unless the parties agree to extend the agreement on a month-to-month basis, a new agreement is executed or the agreement is terminated by either party upon 30 days’ written notice. The agreement provides for a fixed annual base salary, which is subject to increase by our Board of Directors. Mr. Cummings is eligible to participate in our annual incentive plan as established by our Board of Directors and in present and future benefit plans and programs that we may provide to other senior executives. If Mr. Cummings’ employment is terminated for reasons other than a breach of confidentiality or non-competition agreements, a breach of any material term of the employment agreement, death, disability, cause, voluntary termination, or if he leaves for good reason, he will be entitled to receive the greater of his base salary (currently $206,000) paid in 12 equal monthly installments or the amount that would have been due under his former severance protection agreement (currently $345,639). Mr. Cummings has entered into a confidentiality agreement to keep secret and treat as confidential all information concerning the Company during the tenure of his employment and thereafter. Mr. Cummings also has entered into a non-competition agreement that restricts him from engaging in specified competitive activities and soliciting our employees, customers, suppliers or business relations during his employment and for 12 months following the date of his termination.

Robert S. Howey. On April 9, 2004, Mr. Howey entered into an employment agreement with our principal insurance subsidiary, Republic Underwriters Insurance Company, that provides that he will serve as its Vice President. The term of the agreement extends until April 15, 2007. The agreement provides for an annual base salary of $180,000, which is subject to increase and an officer bonus program as determined by our Board of Directors. Mr. Howey may participate in present and future benefit plans and programs that we provide to other senior executives. If Mr. Howey’s employment is terminated other than for cause or if he leaves for good reason, or in the event of his death, he will be entitled to receive between 6 and 12 months of his base salary depending upon the date thereof, and his performance bonus for the preceding fiscal year if the termination occurs after January 1 of any year but on or before the payment date for such bonus. Mr. Howey has entered into a confidentiality agreement to keep secret and treat as confidential all information concerning the Company during the tenure of his employment and thereafter. Mr. Howey also has entered into a non-competition agreement that restricts him from engaging in specified competitive activities and soliciting our employees, customers, suppliers or business relations during his employment and for 12 months following the date of his termination.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is currently composed of Messrs. Kullas, McGee and Ware. As set forth in the Audit Committee Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Registered Independent Public Accounting Firm is responsible for auditing the Company’s financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with United States generally accepted accounting principles. In the performance of its oversight function, the Audit Committee has reviewed and discussed with the Company’s management and the Company’s Registered Independent Public Accounting Firm the Company’s audited financial statements for the year ended December 31, 2005. The Audit Committee has also discussed with the Company’s Registered Independent Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s Registered Independent Public Accounting Firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as currently in effect. The Audit Committee has also considered whether the Registered Independent Public Accounting Firm’s provision of non-audit services to the Company is compatible with maintaining their independence and discussed with them their independence from the Company and its management.

Although the members of the Audit Committee meet the applicable membership requirements of the NASDAQ Marketplace Rules, they are not professionally engaged in the practice of accounting or auditing. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the Registered Independent Public Accounting Firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis by which to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with United States generally accepted accounting principles or that the Company’s Registered Independent Public Accounting Firm is in fact “independent.”

Based upon the reports and the Audit Committee’s discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

The Audit Committee of the Board of Directors is:

Robert H. Kullas, Chairman

Patrick K. McGee

John L. Ware

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed by KPMG for services provided during the years ended December 31, 2005 and 2004.

	2005	2004
Audit Fees (1)	$654,738	$1,081,890
Audit-Related Fees (2)	32,700	58,099
Tax Fees (3)	55,500	18,000
All Other Fees (4)	1,500	—

Total	$744,438	$1,157,989

(1)	Represents fees for professional services provided in connection with the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements. Also includes $716,673 in fees for SEC filings during the Company’s initial public offering, including comfort letters, consents and comment letters related to 2004.

(2)	Represents fees for professional services in connection with matters related to the Company’s employee benefit plans and accounting and internal control consultations.

(3)	Represents fees for professional services in connection with tax return preparation and tax consulting and review.

(4)	Represents fee for accounting research service subscription.

During 2005, the Audit Committee pre-approved all of the services described above. All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG was compatible with the maintenance of the outside auditor’s independence in the conduct of its auditing functions.

AUDIT COMMITTEE POLICIES AND PROCEDURES FOR PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the independent auditor of the Company. The Audit Committee Charter provides that the Audit Committee must approve in advance all audit services to be performed by the independent auditor. The Audit Committee has approved a separate written policy for the approval of engagement for non-audit services to be performed by the independent auditor. For non-audit services, any person requesting that such services be performed by the independent auditor must prepare a written explanation of the project (including the scope, deliverables, and expected benefits), the reason for choosing the independent auditor over other service providers, the estimated costs, the estimated timing and duration of the project, and other pertinent information. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee, and then the Audit Committee must pre-approve the proposed engagement. The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if (i) the aggregate amount of all such non-audit services provided is less than $10,000, and (ii) the services are promptly brought to the attention of a designated member of the Audit Committee and approved at the next Audit Committee meeting.

The Audit Committee receives regular reports informing it of the status of each service being performed pursuant to its pre-approval policy. The Audit Committee may adjust, supplement or revise its policy for pre-approval of services as it deems necessary or appropriate. Pre-approval requirements extend not only to audit and non-audit services performed for the Company, but also to those performed for the Company’s subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Role of the Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Messrs. Bok (the Committee Chairman), Kullas and McGee. Each of Messrs. Bok, Kullas and McGee is a non-employee director of the Company and has been found by the Board of Directors to be independent.

The Committee serves the purposes and carries out the duties established for it in the Compensation Committee Charter adopted by the Board of Directors. These purposes and duties include approving the compensation for the New Post-IPO Non-Employee Directors and the annual salaries, bonuses, benefit plans and equity-based compensation plans for the Company’s executive officers, including the Chief Executive Officer. Certain matters considered by the Committee are resolved subject to review and approval by the full Board of Directors.

The Committee held 2 meetings during the Company’s fiscal year ended December 31, 2005. At those meetings the Committee (1) reviewed the Company’s compensation practices for directors and employees, (2) established compensation levels for the Company’s senior executives, (3) granted stock option awards to certain senior executives and other key employees of the Company and its subsidiaries, (4) reviewed the performance of the Company’s senior executives in light of their established individual performance criteria, (5) evaluated and updated the Committee’s charter and regular business work plan, (6) evaluated the Committee’s performance and its work processes, (7) considered other matters related to the role that compensation and related topics play in pursuing the strategic objectives established by the Board of Directors, and (8) conducted regular sessions without management present.

Principles of Executive Compensation

The Company’s executive compensation philosophy is designed to (1) establish competitive levels of compensation driven by individual performance criteria that support the Company’s annual and long-term performance goals, (2) reward above-average performance, (3) recognize individual initiative and achievement, (4) assist the Company in attracting and retaining talented executives, and (5) align the interests of executives with the long-term interests of the Company’s stockholders. The Company believes that furtherance of these objectives is best accomplished by providing senior executives with compensation packages that consist of a combination of base salary, annual incentive bonus and grants of equity awards. The Company’s base salary component is designed to be comparable to median base salaries paid by other insurance companies, other service companies comparable in size to the Company and other organizations with whom the Company competes for the services of the professionals that execute the Company’s business. The Company emphasizes performance-related incentive compensation (such as cash and stock bonuses and equity grants) to reward executives for favorable individual performance, favorable Company performance (including financial performance) and the creation of stockholder value. This balance is intended to reflect each executive’s position, experience and ability to affect the Company’s performance, and to provide the executive with strong financial incentives to achieve key business and individual performance objectives.

The Committee takes into account various quantitative indicators of corporate and individual performance in determining the level of compensation for each senior executive (such as the achievement of personal or business unit objectives). These quantitative measures may vary from employee to employee and from year to year depending on the strategic objectives the Company wishes to emphasize at the time the measures are established. For instance, while the Company’s target returns on equity and target combined ratios established annually by the Board for each of our principal business units are generally the primary driver of executive compensation, the Committee may establish performance objectives that focus on other quantitative criteria intended to assure that the Company is positioned to grow and perform in the longer run, although the costs of pursuing these objectives may have a negative impact on the Company’s short-term financial performance. The

Committee also recognizes the importance of individual achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as demonstrated leadership and overall contributions to the Company.

From time to time the Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys, proxy statements for comparable organizations and other information provided by the Committee’s compensation consultants. The compensation surveys, proxy statements and other information used are for other insurance companies, other service companies comparable in size to the Company and other organizations with whom the Company competes for the services of the professionals that execute the Company’s business.

It should be noted that the value of any individual executive’s compensation package will vary significantly based on performance. While the expected value of an executive’s compensation package may be competitive, actual payments made to executives in a given year may be higher or lower than competitive market rates because of performance.

Description of the Executive Compensation Program

The compensation of executive officers is periodically reviewed to ensure an appropriate mix of base salary, annual incentives and long-term incentives to provide competitive total direct compensation opportunities consistent with the pay philosophy articulated above. A description of each of the principal elements of the Company’s 2005 executive compensation program follows.

Base Salary

The Company believes that it is crucial to provide competitive salaries in order to attract and retain talented executive officers. The objective of the Company’s base salary program is to provide executive officers with salaries that are comparable to the market median. Given that the Company competes with other organizations that have different management structures and different business mixes, establishing the appropriate market median is a complex and inherently imprecise undertaking. Base salaries for individual executives are set at levels considered appropriate in light of their position, level of responsibility within the Company, tenure and performance. Base salaries are reviewed annually by the Committee and are subject to adjustment based on evaluations of an executive’s past and expected future contributions to the Company, changes in competitive pay levels and profitability of the Company.

Annual Bonus

The Company’s annual bonus program assists the Company in rewarding and motivating key employees. The purpose of the Bonus Plan is to promote excellent performance and results by rewarding the teamwork and efforts of our officers and employees who contribute to our success. The Bonus Plan also provides us with flexibility in our efforts to motivate, attract and retain the services of the most qualified persons. Bonus awards for the Company’s senior executives are targeted at levels which, when combined with the executive’s base salary, provide the executive with annual compensation that is consistent with market rates. In 2005, the range of bonus that could be awarded to the Company’s Chief Executive Officer was from 28.5% to 135% of his base salary. As a percentage of salary, the 2005 bonus range for other senior executives was from 18.8% to 90%. Awards under the Bonus Plan are primarily based upon target returns on equity and target combined ratios established annually by the Board for each of our principal business units. In addition to setting “target” performance levels, the Board establishes “unacceptable,” “threshold” and “stretch” performance levels. Eligible participants under the Bonus Plan may be entitled to receive a “threshold,” “target” or “stretch” award (or proportional amount thereof if between performance levels) if one of the three target performance levels established by the Board under the plan is achieved. In addition, managers determine an individualized “qualitative performance rating” for each eligible participant that makes the participant eligible to receive either the base award for the unit, 120% of that award or 75% of that award.

Bonus payments under the Bonus Plan are payable after year-end results are available. Bonuses may be paid, in the sole discretion of our president, in either (1) cash or (2) 75% in cash and 25% in the form of a restricted stock award. In the event 25% of a bonus is paid in the form of a restricted stock award, the bonus recipient will also receive a Stock Premium. All restricted stock and Stock Premiums awarded pursuant to the Bonus Plan will be issued pursuant to our 2005 Equity-Based Compensation Plan, and a prerequisite of the grant of the restricted stock award and Stock Premium will be compliance with all the terms and conditions of such plan.

The Committee reviews the specific objectives and standards under the Company’s Bonus Plan annually in order to ensure consistency with the Company’s business strategy.

Equity Incentive Compensation

The Company believes that certain of its senior executives should have an ongoing stake in the long-term success of the Company’s business. We adopted the 2005 Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees and consultants, and to promote the success of our business. The 2005 Plan primarily provides for grants of (1) incentive stock options qualified as such under U.S. federal income tax laws, (2) stock options that do not qualify as incentive stock options, (3) stock appreciation rights, (4) restricted stock awards, (5) phantom stock rights, or (6) any combination of such awards. The Committee periodically reviews the Company’s practices with respect to equity-based compensation and has revised those practices from time to time as it deems appropriate to aid the Company in the pursuit of its strategic objectives. To align the interests of senior officers with the interests of stockholders, the Committee’s policy regarding such awards has been to make incentive stock option and restricted stock grants. Under this program, the Committee determines the number of stock options and shares of restricted stock to be granted to each of its executives based upon such executive’s position, ability to affect Company performance, tenure and the achievement of performance objectives established for the executive and/or the executive’s business unit. To encourage retention, shares granted to executives under this plan are subject to vesting restrictions.

For work performed in 2005, the Committee awarded in 2005 and 2006 a total of 173,419 incentive stock options and 20,301 shares of restricted stock to Named Executive Officers pursuant to the 2005 Plan. All stock options vest over a period of five years except those of Mr. Rush which vest over a period of three years, with annual periodic vesting. All shares of the restricted stock granted for work performed in 2005 vest over a period of three years, with annual periodic vesting.

The Committee will review annually the size and form of equity incentives for senior executives to ensure that its equity incentive compensation program is consistent with the Company’s business strategy and prevailing market conditions.

Chief Executive Officer Pay

The Committee reviews the compensation of the Chief Executive Officer, who is responsible for the strategic and financial performance of the Company, and the Committee’s recommendation with respect to the Chief Executive Officer’s compensation is subject to approval by the Board of Directors. Based on information available to the Committee, the Committee believes that the base salary and other compensation paid to Mr. Rush for his service as the Company’s Chief Executive Officer in 2005 was reasonable and consistent with compensation being paid to other chief executive officers of comparable companies. For 2005, Mr. Rush was paid an annual base salary of $280,000. As noted before, Mr. Rush was assigned a 2005 bonus target range of $79,800 to $378,000 (28.5% to 135% of his 2005 annual base salary). Given the level of the Company’s 2005 returns on equity and combined ratios, the aggregate amount available for bonus payments to all senior executives, including the Chief Executive Officer, was between the “target” and “stretch” performance levels. Mr. Rush elected to have all 2005 bonuses paid 75% in cash and 25% in the form of a restricted stock award, together with the Stock Premium, described above in Incentive Bonus Compensation under Executive Compensation. After considering Mr. Rush’s performance in 2005, which the Board of Directors assessed to be very favorable, the Committee awarded Mr. Rush a bonus of $260,820 cash plus 7,601 shares of restricted stock. All shares of restricted stock granted to Mr. Rush vest over a period of three years, with annual periodic vesting. Mr. Rush also received in 2006 for work performed in 2005 stock options to acquire an aggregate of 105,925 shares of common stock, with an exercise price of $15.25 (which was the market price of the stock on the grant date), pursuant to his employment agreement. The stock options awarded to Mr. Rush vest over a three year period, with annual periodic vesting. In establishing the bonus amount, the Committee did not apply a strictly quantitative analysis against a set of quantitative objectives. Rather, the Committee considered a variety of quantitative and qualitative factors to measure Mr. Rush’s performance as the Company’s Chief Executive Officer. The objective matters considered by the Committee included (1) the Company’s 2005 returns on equity, combined ratios and share price performance, (2) the growth and retention of the Company’s professional ranks in a manner that supports the Company’s strategic objectives, (3) the Company’s growth in certain identified markets, and (4) the Company’s continued progress on other operational and strategic initiatives throughout 2005. The qualitative matters considered by the Committee included the example Mr. Rush provides to his leadership team and the rest of the Company’s employees, as well as his business ethics and integrity.

$1 Million Pay Deductibility Cap

Internal Revenue Code Section 162(m) imposes conditions on the full deductibility of compensation in excess of $1 million. The Committee has reviewed, and continues to review, the potential consequences to the Company of this section. This section had no impact on the Company in 2005, and it is not expected to have any impact on the Company in 2006 inasmuch as the compensation levels other than amounts payable pursuant to the Stock Plan and the 2005 Plan are below the $1 million figure, and any income from the Stock Plan and the 2005 Plan is fully deductible due to current exemptions from the limitations of Section 162(m).

The Compensation Committee of the Board of Directors with respect to the 2005 calendar year was:

Scott L. Bok, Chairman

Robert H. Kullas

Patrick K. McGee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2005, our Compensation Committee consisted of Messrs. Bok, McGee, Sheridan and Ware. The committee currently consists of Messrs. Kullas, Bok and McGee. None of the members of our Compensation Committee is or during 2005 was an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Certain directors are parties to, or have interests in, transactions with the Company, as described under “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Securities Purchase Agreement

On May 9, 2003, we entered into a Securities Purchase Agreement with (1) Banc of America Capital Investors SBIC, L.P., an owner of record of more than five percent of the Company’s common stock, (2) Greenhill Capital Partners, L.P., Greenhill Capital Partners (Cayman), L.P., Greenhill Capital Partners (Executive), L.P., Greenhill Capital, L.P., collectively an owner of record of more than five percent of the Company’s common stock, (3) Brazos Equity Fund 2000, L.P., an owner of record of more than five percent of the Company’s common stock, (4) Norwest Equity Partners VI, L.P., Norwest Equity Partners VII, L.P., (5) 21st Century Group Equity Fund, L.P., 21st Century Group Coinvestors I, L.P., (6) Bruce W. Schnitzer, the chairman of the Company’s Board of Directors, (7) John S. Struck, (8) Patrick McLaughlin, (9) Bruce R. Milligan, (10) Martin B. Cummings, the Company’s Vice President and Chief Financial Officer and (11) Stephen W. Mudd (our “Initial Investors”), pursuant to which our equity sponsors initially purchased our equity securities for a total consideration of $127 million. The amount of interest in this transaction of each of the above parties who are related to the Company are provided in the beneficial ownership table under “Security Ownership of Certain Beneficial Owners, Directors and Management”.

Investor Rights Agreement

On May 9, 2003, we entered into an Investor Rights Agreement with our Initial Investors for the purpose of agreeing to certain aspects of the stockholders’ relationship. The Investor Rights Agreement terminated upon the completion of our initial public offering in August 2005.

Registration Rights Agreement

On May 9, 2003, we entered into a Registration Rights Agreement with our Initial Investors. We amended and restated the Registration Rights Agreement, effective upon the closing of our initial public offering, to provide that, (1) for the first year following the closing of the initial public offering, investors holding approximately 43%, in the aggregate, of the shares of our common stock held by all parties to the Amended and Restated Registration Rights Agreement on the closing date of our initial public offering (which we refer to as the “registrable securities”) can require us to register for resale under the Exchange Act, at our expense, not less than $30 million of registrable securities (which we refer to as the “minimum offering threshold”) and (2) commencing on the day after the first anniversary of the amendment and restatement, investors holding at least 5%, in the aggregate, of the registrable securities can require us to register for resale under the Exchange Act, at our expense, not less than the minimum offering threshold of registrable securities. We refer to the investors eligible to effect a demand registration at any given time as the “eligible investors.” In addition, upon our proposal to file any registration statement under the Exchange Act to effect any primary or secondary offering, all of these holders of common stock are entitled to participate in the registration of such offering on the same terms and conditions as the securities to be registered. The Amended and Restated Registration Rights Agreement also provides that the eligible investors have the right, after we have qualified for the use of a shelf registration statement on Form S-3, to request the registration of not less than the minimum offering threshold of registrable securities on Form S-3. In connection with such registrations, we would indemnify each holder of these shares and any underwriters of such offerings for certain liabilities. Moreover, the Amended and Restated Registration Rights Agreement contains individual lock-up agreements between each investor party thereto and the Company pursuant to which the registrable securities are subject to a “lock-up” (meaning that they generally cannot be transferred other than pursuant to a registration effected under, or one of the limited exceptions to the lockup provided in, the agreement) until the earlier to occur of the second anniversary of the closing date of the initial public offering and the date on which the parties to that agreement cease to hold, in the aggregate, at least 17% of our outstanding common stock.

Transactions with Republic Co-Investors, L.P.

On January 16, 2004, the Company issued and sold 55,385 shares of Class B common stock and 1,325 shares of Series A preferred stock to Republic Co-Investors, L.P., for an aggregate purchase price of $1.325 million. Republic Co-Investors, L.P. was a Delaware limited partnership that was formed in December 2003 for the primary purpose of purchasing shares of our capital stock. The limited partners of Republic Co-Investors included Parker Rush, the Company’s Chief Executive Officer, President and Director and his spouse, Martin Cummings, the Company’s Chief Financial Officer and Vice President, and Michael Ditto, the Company’s Vice President and General Counsel and his spouse, among others. Each limited partner received, for each $5,000 contributed, five partnership interests representing a pecuniary interest in 5 shares of Series A preferred stock and 38 partnership interests representing a pecuniary interest in 209 shares of Class B non-voting common stock of the Company. All limited partners were passive investors. The power and authority to participate in the management, control or direction of the partnership’s operations, business and affairs was vested exclusively in its general partner, Republic Companies Group, Inc. The limited partners ceded or otherwise relinquished all voting and management rights to the general partner. On January 31, 2006, Republic Co-Investors, L.P. was dissolved, and the shares of our common stock held by that limited partnership were distributed on a pro rata basis to its limited partners.

Relationships with Our Initial Investors and Underwriters

Mr. Robert L. Edwards, Jr., a director of the Company during the year ended December 31, 2005, is a Principal and Mr. Robert H. Sheridan, III, a director of the Company is a Managing Director of Banc of America Capital Investors SBIC, L.P., one of our stockholders, an affiliate of which, Banc of America Securities LLC, acted as an underwriter in our initial public offering.

PERFORMANCE GRAPH

The following performance graph shows the percentage change in the Company’s cumulative total stockholder return on its common stock since its initial public offering measured by dividing (1) the sum of (A) the cumulative amount of dividend, assuming dividend reinvestment during the periods presented, and (B) the difference between the Company’s share price at the end and the beginning of the periods presented; by (2) the share price at the beginning of the periods presented. The graph demonstrates cumulative total returns for the Company, NASDAQ and the NASDAQ Insurance Index from the date of our initial public offering, August 3, 2005 through December 31, 2005.

Assumes $100 invested on August 3, 2005 in Republic Companies Group, Inc. common stock,

the NASDAQ Stock Market (US) Index and NASDAQ Insurance Stocks Index (1)

* Assumes reinvestment of dividends

	8/3/2005	12/31/2005
Republic Companies Group, Inc. (RUTX)	100	112.29
NASDAQ Stock Market (US) Index	100	99.60
NASDAQ Insurance Stocks Index	100	103.83

(1)

The NASDAQ Insurance Stocks Index is comprised of 66 companies that contains securities of NASDAQ-listed companies classified according to the Industry Classification Benchmark as Insurance. They include full line insurance, insurance brokers, property and casualty insurance, reinsurance, and life insurance companies. The companies making up the Index are: 21st Century Holding Company, Affirmative Insurance Holdings, Inc., Alfa Corporation, AmCOMP Incorporated, American Independence Corporation, American National Insurance Company, American Physicians Capital, Inc., AMERISAFE, Inc., Arch Capital Group Ltd., Argonaut Group, Inc., Atlantic American Corporation, Baldwin & Lyons, Inc., Baldwin & Lyons, Inc., Brooke Corporation, Ceres Group Inc., Cincinnati Financial Corporation, Citizens Financial Corporation,

CRM Holdings, Ltd., DCAP Group Inc, Direct General Corporation, Donegal Group, Inc., Donegal Group, Inc., Ebix Inc, EMC Insurance Group, Inc., Enstar Group Inc, Erie Indemnity Company, FPIC Insurance Group, Inc., Harleysville Group Inc., Infinity Property and Casualty Corporation, InsWeb Corporation, IPC Holdings, Limited, James River Group, Inc., Kansas City Life Insurance Company, Life Partners Holdings Inc., Max Re Capital Ltd., Mercer Insurance Group, Inc., Midland Company (The), Millea Holdings Inc. ADR, National Atlantic Holdings Corporation, National Interstate Corporation, National Security Group, Inc., National Western Life Insurance Company, Navigators Group, Inc. (The), North Pointe Holdings Corporation, Ohio Casualty Corporation, PAULA Financial, Philadelphia Consolidated Holding Corp., PMA Capital Corporation, Presidential Life Corporation, ProCentury Corporation, Quanta Capital Holdings Ltd., Quotesmith.com, Inc., Republic Companies Group, Inc., RTW, Inc., SAFECO Corporation, Safety Insurance Group, Inc., SeaBright Insurance Holdings, Inc., Selective Insurance Group, Inc., Specialty Underwriters’ Alliance, Inc., Tower Group, Inc., Triad Guaranty Inc., Unico American Corporation, United America Indemnity, Ltd., United Fire & Casualty Company, Universal American Financial Corp., and USI Holdings Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT AND RELATED STOCKHOLDERS MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of the Record Date.

We have determined beneficial ownership in accordance with the rules of the Commission. Unless otherwise indicated, the persons included in this table have sole voting and investment power with respect to all the shares of common stock beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned by a person includes shares of common stock that are subject to stock options or warrants that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. On the Record Date, there were 14,085,517 shares of common stock outstanding.

	Common Stock Beneficially Owned After the Offering
Name of Beneficial Owner	Number	%
Greenhill Capital Partners, L.P. and affiliated investment funds (1) 300 Park Avenue, 23rd Floor New York, NY 10022	2,819,639	20.0%
Brazos Equity Fund 2000, L.P. (2) 100 Crescent Court, Suite 1777 Dallas, TX 75201	949,795	6.7
Banc of America Capital Investors SBIC, L.P. (3) Bank of America Corporate Center 100 N. Tryon St., 25th Floor Charlotte, NC 28255-0001	2,532,761	18.0
21st Century Group (4) 200 Crescent Court, Suite 1600 Dallas, TX 75201	411,582	2.9
Norwest Equity Partners (5) c/o Norwest Venture Capital Management, Inc. 3600 IDS Center Minneapolis, MN 55402	316,601	2.3
Luther King Capital Management Corporation (6) 301 Commerce Street, Suite 1600 Fort Worth, TX 76102	823,785	5.9
Goldman Sachs Asset Management, L.P. (7) 32 Old Slip New York, NY 10005	786,553	5.6
Bruce W. Schnitzer (8)	251,891	1.8
Scott L. Bok (1)	38,102	*
Patrick K. McGee (2)	0	0
Robert H. Sheridan, III (9)	0	0
John L. Ware (4)	0	0
Parker W. Rush (10)	192,656	1.4
Martin B. Cummings (11)	62,147	*
Robert S. Howey (12)	23,035	*
Michael E. Ditto (13)	37,185	*
James G. Drawert	57,623	*
Robert H. Kullas (14)	5,470	*
All directors and executive officers as a group (15 persons)	668,109	4.7%

*	Less than 1%.

(1)	Greenhill’s beneficial ownership consists of 1,743,870 shares of common stock held by Greenhill Capital Partners, L.P.; 551,327 shares of common stock held by Greenhill Capital, L.P.; 275,256 shares of common stock held by Greenhill Capital Partners (Executives), L.P.; and 249,186 shares of common stock held by Greenhill Capital Partners (Cayman), L.P. By virtue of their ownership and positions as Senior Members of GCP 2000, LLC and as Managing Directors of Greenhill Capital Partners, LLC, which control the general partners of Greenhill Capital Partners, L.P. and its affiliated investment funds, Scott L. Bok, Robert F. Greenhill and Robert H. Niehaus may be deemed to beneficially own these shares. In addition, GCP Managing Partner, L.P. and GCP, L.P., the general partners of Greenhill Capital Partners, L.P. and its affiliated investment funds, as well as Greenhill Capital Partners, LLC and GCP 2000, LLC, which control the general partners, and Greenhill & Co., Inc., the sole member of Greenhill Capital Partners, LLC, may be deemed to beneficially own these shares. Mr. Bok disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Reflects the ownership of 38,102 shares of common stock held by Mr. Bok.

(2)	Beneficial ownership consists of 949,795 shares of common stock held by Brazos Equity Fund 2000, L.P. Brazos Investment Partners, LLC, the general partner of this investment partnership, may be deemed to beneficially own these shares. The voting and disposition of the shares of the Company held by Brazos Equity Fund 2000, L.P. is determined by the managing members of Brazos Investment Partners, LLC, Messrs. Randall S. Fojtasek, Jeff S. Fronterhouse, Patrick K. McGee and Michael D. Salim. In addition, because he is a member and officer of such general partner and indirectly owns limited partnership interests in Brazos Equity Fund 2000, L.P., Mr. McGee may be deemed to beneficially own these shares. Mr. McGee disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(3)	Banc of America Capital Investors SBIC, L.P. (“BACI”) directly holds 2,532,761 shares of common stock. The voting and disposition of the shares of the Company held by BACI is determined by the sole managing member of BACM I GP, LLC, the ultimate general partner of BACI. The sole limited partner of BACI is Banc of America Capital Holdings, L.P., whose general partner is Banc of America Capital Management, L.P. Banc of America Capital Management SBIC, LLC is the general partner of BACI and its sole member is Banc of America Capital Management, L.P. The limited partners of Banc of America Capital Management, L.P. are employees of Bank of America, National Association (“BANA”), which is a wholly-owned subsidiary of Bank of America Corporation. BACM I GP, LLC is the general partner of Banc of America Capital Management, L.P. and J. Travis Hain, an employee of BANA, is the managing member of BACM I GP, LLC. If Mr. Hain’s employment with Bank of America Corporation or its subsidiaries is terminated, Mr. Hain will cease to be such managing member.

At the closing of our initial public offering, BACI entered into a voting trust agreement with an independent, unaffiliated trust company pursuant to which BACI deposited 1,270,745 shares of common stock into a voting trust. Generally, the voting trustee will vote such shares in proportion to, or with the majority of, the non-BACI votes cast or abstained from voting. Under the voting trust agreement, BACI will have the power to dispose or to direct the disposition of the BACI shares and the right to receive all dividends paid on its shares.

(4)	Consists of 386,293 shares of common stock held by 21st Century Group Equity Fund, L.P. and 25,289 shares of common stock held by 21st Century Group Coinvestors I, L.P., each a limited partnership of which the general partner is 21st Century GP, L.L.C. The voting and disposition of the shares of the Company held by 21st Century Group Equity Fund, L.P. and 21st Century Group Coinvestors I, L.P. is determined by the two managers of 21st Century GP, L.L.C., Messrs. John R. Muse and John L. Ware. As the owner of the majority of ownership interests in, and as one of two managers of, 21st Century GP, L.L.C. Mr. Ware may be deemed to beneficially own all or a portion of the shares held by the parties described above. Mr. Ware disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)

Norwest Equity Partners VI, L.P. holds 105,541 shares of common stock. Norwest Equity Partners VII, L.P. holds 211,060 shares of common stock. These shares of stock (the “Shares”) are held of record and beneficially by Norwest Equity Partners VI and Norwest Equity Partners VII, the sole general partner of which is Itasca LBO VI, LLP and Itasca LBO VII, LLP, respectively, whose managing partners are John E. Lindahl and Timothy C. DeVries, and whose managing administrative partner is John P. Whaley. All voting and investment power with respect to the Shares is held solely by Norwest Equity Partners VI and Norwest Equity Partners VII acting by and through Itasca LBO VI, LLP and Itasca LBO VII, LLP, and its managing partners Messrs. Lindahl and DeVries and its managing administrative partner Mr. Whaley.

(6)	The information about Luther King Capital Management is based on a Schedule 13G that firm filed on February 10, 2006. Luther King Capital Management reports that at December 31, 2005, Luther King Capital Management had sole dispositive power and sole voting power with respect to 799,790 shares of our common stock, Mark Johnson had sole dispositive power and sole voting power with respect to 18,000 shares of our common stock, Jack and Christine Johnson had sole dispositive power and sole voting power with respect to 575 shares of our common stock, Christine Johnson had sole dispositive power and sole voting power with respect to 2,025 shares of our common stock, Matt Johnson had sole dispositive power and sole voting power with respect to 1,725 shares of our common stock, Catherine Johnson had sole dispositive power and sole voting power with respect to 1,335 shares of our common stock, and Christina Johnson had sole dispositive power and sole voting power with respect to 335 shares of our common stock.

(7)	The information about Goldman Sachs Asset Management, L.P. is based on a Schedule 13G that firm filed on February 3, 2006. Goldman Sachs Asset Management, L.P. reports that at December 31, 2005, it had sole dispositive power with respect to 786,553 shares of our common stock. It also reports that it had sole voting power with respect to 633,660 shares of our common stock.

(8)	Reflects 182,047 shares of common stock held by Mr. Schnitzer, and 69,844 shares of common stock held by the Griffin Schnitzer Family, L.P., a limited partnership that has granted Mr. Schnitzer an irrevocable proxy to vote or otherwise act with respect to its shares. Mr. Schnitzer may be deemed a beneficial owner of all of the shares of common stock held by Griffin Schnitzer Family, L.P.

(9)	Does not reflect any shares owned by BACI, of which Mr. Sheridan is a Partner. Mr. Sheridan disclaims beneficial ownership of all shares owned by BACI, except to the extent of his pecuniary interest therein.

(10)	Reflects restricted stock awards to Mr. Rush of 172,601 shares of common stock, a vested stock option award to Mr. Rush of 13,875 shares of common stock and the ownership of 6,180 shares of common stock held by Mr. Rush.

(11)	Reflects restricted stock awards to Mr. Cummings of 54,207 shares of common stock and the ownership of 7,940 shares of common stock held by Mr. Cummings.

(12)	Reflects restricted stock awards to Mr. Howey of 19,735 shares of common stock and a vested stock option award to Mr. Howey of 3,300 shares of common stock.

(13)	Reflects restricted stock awards to Mr. Ditto of 30,735 shares of common stock and the ownership of 6,450 shares of common stock held by Mr. Ditto.

(14)	Reflects ownership of 3,652 shares of common stock held by Mr. Kullas and a phantom investment in Mr. Kullas’ Stock Account under the Director DCP of 1,818 shares of common stock for which the participant will have a vested right within 60 days. The phantom shares are payable in common stock at the end of the deferral period and track the performance of the Company’s common stock with credits for reinvested dividends. Such shares are not owned by Mr. Kullas and may not be voted or transferred by him until they are released pursuant to the provisions of the Director DCP and the participant’s deferral election.

Equity Compensation Plan Information

The following table includes information as of March 15, 2006 with respect to the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders (1)	266,333	$13.89	722,096	(2)

Total	266,333	$13.89	722,096

(1)	Consists of the Stock Plan and the 2005 Plan.

(2)	Includes the portion of the original 1,000,000 shares that remain available under the 2005 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its shares of common stock to file with the Commission and NASDAQ initial reports of ownership of shares of common stock and reports of changes in such ownership. The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2005.

ADDITIONAL INFORMATION

Stockholder Proposals

Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice by February 26, 2007, with respect to proxies submitted to the 2007 Annual Meeting of the Company’s Stockholders. To be included in the Board of Directors’ solicitation of proxies relating to the 2007 Annual Meeting of the Company’s Stockholders, a stockholder proposal must be received by the Secretary of the Company at 5525 LBJ Freeway, Dallas, Texas 75240, no later than December 13, 2006. Alternately, pursuant to the Company’s Amended and Restated Bylaws, if a stockholder does not want to submit a proposal under Rule 14a-8 for the 2007 Annual Meeting of the Company’s Stockholders, or intends to nominate a person for election to the Board of Directors, the stockholder may deliver notice, in the form specified in the Company’s Amended and Restated Bylaws, to the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the 2006 Annual Meeting of the Company’s Stockholders.

Annual Report

The Company’s Annual Report to stockholders for the year ended December 31, 2005, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K for fiscal year 2005 (without exhibits or documents incorporated by reference) without charge by writing to Investor Relations, Republic Companies Group, Inc., 5525 LBJ Freeway, Dallas, Texas 75240, by calling (972) 788-6101, or by visiting the Company’s internet website at www.RepublicGroup.com.

By Order of the Board of Directors,

Michael E. Ditto, Esq.

Secretary

APPENDIX A

Audit Committee Charter

As Approved by the Board of Directors

April 14, 2005

I. PURPOSE AND ROLE

The primary function of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing: (i) the integrity of GAAP financial reports and other GAAP financial information provided by Republic Companies Group, Inc. (the “Corporation” or the “Company”) to any governmental body, shareholders or the public; (ii) the Corporation’s systems of internal controls regarding finance and accounting that management and the Board have established; (iii) the Corporation’s auditing, accounting and financial reporting processes generally; (iv) the Corporation’s approach to business ethics and compliance with legal and regulatory requirements and the implementation of required procedures; (v) the independent auditors’ qualifications, independence and performance; (vi) the performance of the Corporation’s internal audit function and independent auditors; (vii) the level of communication among the independent auditors, financial and senior management, the internal auditing department and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee; (viii) the Audit Committee report to be included in the Company’s annual proxy statement or annual report on Form 10K; and (ix) such other duties as are directed by the Board. Consistent with this purpose, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

All requirements in this Charter are qualified by the understanding that the role of the Audit Committee is to act in an oversight capacity and is not intended to (a) require a detailed review of the work performed by the independent auditors, internal auditors or financial management, or (b) determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, unless specific circumstances are brought to its attention warranting such a review. These are the responsibility of management and the independent auditor.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation’s expense, special legal counsel, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (2) compensation to any advisors employed by the Audit Committee; and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out the Audit Committee’s duties.

The Audit Committee may require any officer or employee of the Company or any of its subsidiaries, the Company’s outside legal counsel and the Company’s external auditors to attend a meeting of the Audit Committee or to meet with any member of, or consultant to, the Audit Committee. The Audit Committee Chairperson, or other designee of the Audit Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company. The Audit Committee will conduct annually a performance evaluation of its work as a committee. The evaluation shall compare the performance of the Audit Committee with the requirements of this Charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s Charter deemed necessary or desirable by the Audit Committee. The report to the Board may take the form of an oral report by the Chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board or a nominating committee of the Board, none of whom shall be an affiliate of the Company or any of its subsidiaries or an employee or a person who receives any compensation from the Company or any of its subsidiaries other than fees paid for service as a director. All of the members of the Audit Committee must (i) be independent as that term is defined from time to time by applicable rules or regulations of the Securities and Exchange Commission (the “SEC”); (ii) be free of any relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation, and (iii) not be subject to any of the other restrictions on independence set forth from time to time by the listing standards of the NASDAQ.

Accordingly, the Board shall determine annually whether each member is free from any relationship that may interfere with his or her independence from management and the Company. No member may accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries other than director or committee fees. No member may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. No member shall serve on an audit committee of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.

All members of the Audit Committee shall possess a basic understanding of financial statements, including the Corporation’s balance sheet, income statement and cash flow statement or be able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be “financially sophisticated” as defined under applicable NASDAQ listing standards and an “audit committee financial expert” as defined from time to time by applicable rules and regulations of the SEC.

The members of the Audit Committee shall be elected by the Board at the annual or at any regular meeting of the Board. The members of the Audit Committee shall serve until their successors shall be duly elected and qualified or their earlier resignation or removal. If a Chairperson is not elected by the full Board or is not present at a particular meeting, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee membership in attendance.

Without impairing his or her independence, a member of the Audit Committee may receive his or her fee for service on the Audit Committee, the Board or any other Board committee in cash and/or stock or options of the Corporation or other in-kind consideration ordinarily available to Directors as well as all of the regular benefits that other Directors receive. Because of the significantly greater time commitment of members of the Audit Committee, they may receive reasonable compensation greater than that paid to other Directors for service on other committees of the Board.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Board shall designate one member as the Chairperson of the Audit Committee. The Audit Committee shall meet in person or telephonically at least annually with management, the internal auditor, the independent auditors, and as a Committee, in separate executive sessions, to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee, or at least its Chairperson, should meet with the independent auditors and financial management quarterly either in person or telephonically, to review the Corporation’s interim financial statements consistent with Section IV.4 below. The Audit Committee Chairperson shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall maintain minutes of its meetings.

The Chairperson of the Audit Committee shall preside over the meetings, make committee assignments and make regular reports of its proceedings to the Board, reviewing any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the internal auditors. Such reports may take the form of oral reports given by the Chairperson of the Audit Committee or by any other member of the Audit Committee designated from time to time by the Chairperson of the Audit Committee or by the Audit Committee to make such reports. The Chairperson will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead audit partner of the Company’s independent auditors and the Company’s Internal Auditor.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Audit Committee shall perform the following:

Documents/Reports/Policies Review

1.	The Audit Committee has adopted this Charter following its approval by the Board. The Audit Committee shall review, and reassess the adequacy of, this Charter at least annually. The Audit Committee shall report the results of the review to the Board and, if necessary, make recommendations to the Board to amend this Charter.

2.	Review and discuss with management and the independent auditors the Corporation’s audited financial statements and quarterly financial statements including the Corporation’s disclosures under Management’s Discussion and Analysis prior to filing or distribution. The review and discussion should encompass (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including any significant changes in the Corporation’s selection or application of accounting principles and financial statement presentations, (c) ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, (d) any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences, and (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

3.	Discuss with financial management and independent auditors the Corporation’s earnings press release as well as the financial information and earnings guidance provided to analysts and rating agencies. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of their review and discussion. In connection with such review, the Audit Committee should ensure that the communications and discussions with the independent auditors contemplated by Statement of Auditing Standards No. 71 (as may be modified or amended) have been received and held.

4.	Review and discuss with management and the internal auditor the Corporation’s policies with respect to risk assessment and risk management.

5.	Upon completion of any annual audit, meet separately with the independent auditors and management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant problems or difficulties encountered during the course of the audit, management’s response, including any restrictions on the scope of work or access to required information, any significant disagreements with management concerning accounting or disclosure matters and any significant adjustment proposed by the independent auditors.

6.	Regularly report to the Board and apprise the Board, through minutes and special presentations as necessary, of significant developments in the course of performing these duties.

Independent Auditors

7.	Select and appoint the independent auditors, considering their qualifications, independence and effectiveness, approve the independent auditors’ compensation, determine to retain or to terminate the independent auditors, oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting in accordance with applicable laws, regulations and the Corporation’s Code of Business Conduct and Ethics), and approve all audit engagement fees paid to the independent auditors and the audit terms.

8.	Emphasize that the independent auditors for the Corporation are ultimately accountable to the Audit Committee and must report directly to the Audit Committee.

9.	Require the independent auditors to submit on a periodic basis (but at least annually) to the Audit Committee a formal written statement in accordance with Independence Standards Board Statement No. 1 (as may be modified or amended) delineating all relationships between them and the Corporation, actively engage in a dialogue with them with respect to any disclosed relationships or services that may impact their objectivity and independence, and recommend that the Board take appropriate action in response to the report of the independent auditors to satisfy itself of the outside auditors’ independence.

10.	Review the performance of the independent auditors and discharge the independent auditors when circumstances warrant.

11.	Review the independent auditors’ audit plan and pre-approve all audit services annually.

12.	Review and pre-approve non-audit services provided by the independent auditors in accordance with the Audit Committee’s policy regarding the approval of audit and non-audit services provided by the independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

13.	At least annually, obtain and review a report by the independent auditors describing: the audit firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the five preceding years, respecting one or more audits carried out by the audit firm and any steps taken to deal with such issues; and, in order to assess the auditor’s independence, all relationships between the independent auditors and the Corporation.

14.	Review with the independent auditors any audit problems or difficulties and management’s responses.

15.	Establish a written corporate hiring policy for the present or former employees of the independent auditors.

16.	Review and approve all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.

17.	Ensure that the lead audit partner and reviewing audit partner of the Company’s independent auditors are rotated at least every five years.

Financial Reporting Processes

18.	In consultation with management, the independent auditors, and the internal auditor, consider the integrity of the Corporation’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditor together with management’s responses. Review no less frequently than quarterly, management’s conclusions about the efficacy of such controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

19.	Review with the Corporation’s independent auditor, the manager of the internal audit department and management the adequacy and effectiveness of the Corporation’s internal auditing, accounting and financial controls, and elicit any recommendations for improvement.

20.	Prior to release of the year-end earnings, discuss the results of the audit with the independent auditors. Review the form of opinion the independent auditors propose to render to the Board and shareholders.

21.	Discuss with the independent auditors the matters contemplated by Statement of Auditing Standards No. 61 (as may be modified or amended), including, without limitation, the independent auditor’s judgments about the quality, not just the acceptability, of the Corporation’s accounting principles as applied in its financial reporting. Review with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise) and any communications between the audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

22.	Recommend to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

23.	Review with the Corporation’s legal counsel any legal matters that could have a significant impact on the Corporation’s financial statements, including the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

24.	Review with management and the independent auditor any correspondence from government regulators and/or agencies as well as any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

25.	Receive, review, retain and appropriately treat complaints and concerns regarding (i) accounting, internal accounting controls or auditing matters, and (ii) violations of the Code of Business Conduct and Ethics, both through a written procedure which allows for the confidential, anonymous submission by employees of complaints and concerns. Review the Corporation’s approach to business ethics and compliance with the law. The Audit Committee has the sole authority to grant waivers under, or changes to, the Code of Business Conduct and Ethics for directors, executive officers and senior financial officers.

26.	Review the quarterly disclosures provided by the CEO and CFO to the Audit Committee as to the existence of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

27.	Review and discuss any reports concerning material violations submitted to it by Corporation attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205), or otherwise.

28.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and the Internal Auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

29.	Review management’s monitoring of the Company’s compliance programs and evaluate whether management has review systems in place designed to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal, regulatory or Nasdaq requirements.

Internal Auditors

30.

Review the internal audit function’s performance, budgeting and staffing, including appointment or replacement of the manager of the internal auditing department and the proposed internal audit scope for the year or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department.

31.	Receive from internal audit a summary of findings from completed audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.

32.	Review significant internal audit findings and management’s response.

33.	Review periodically reports from the internal auditor and advise the Board regarding compliance with the Corporation’s Code of Business Conduct and Ethics.

REVOCABLE PROXY

REPUBLIC COMPANIES GROUP, INC.

Proxy Solicited on Behalf of the Board of Directors of

Republic Companies Group, Inc. for the Annual Meeting to be held on May 17, 2006

The undersigned hereby constitutes and appoints each of Bruce W. Schnitzer, Scott L. Bok and Patrick K. McGee, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Republic Companies Group, Inc. held of record by the undersigned on the record date at the Annual Meeting of Stockholders of Republic Companies Group, Inc. to be held at The Waldorf-Astoria hotel, 301 Park Avenue, New York, New York 10022 on Wednesday, May 17, 2006, at 9:00 a.m, local time, and at any adjournment or postponement thereof on all matters coming before said meeting.

You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR the election of the named nominees as directors and FOR Proposal 2. The proxies cannot vote your shares unless you sign and return this card. Any Proxy may be revoked in writing at any time prior to the voting thereof.

Any Proxy, when properly granted, will be voted in the manner directed and will authorize the proxies to take any action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

Ù FOLD AND DETACH HERE Ù

YOUR VOTE IS IMPORTANT!

PLEASE VOTE

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ELECTION OF DIRECTORS: To elect 01 Bruce W. Schnitzer, 02 Scott L. Bok, 03 Patrick K. McGee, 04 Robert H. Sheridan, III, 05 John L. Ware, 06 Robert H. Kullas, and 07 Parker W. Rush to serve as directors for a one-year term ending at the Annual Meeting of Stockholders in 2007 and until their successors are duly elected and qualified or until their earlier death, resignation or removal from office.	FOR ALL NOMINEES (Except as marked to the contrary)	TO WITHHOLD AUTHORITY (For all nominees listed)	2. To ratify the selection of KPMG LLP as independent auditors for Republic Companies Group, Inc. for the year ending December 31, 2006.
	☐	☐	FOR	AGAINST	ABSTAIN
			☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.)

I PLAN TO ATTEND THE MEETING ☐

Signature __________________
Signature __________________

Date _____________________

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g., as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/rutx		Telephone 1-866-540-5760	Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.